EXHIBIT 10.6

                              MANAGEMENT AGREEMENT
                  (Quarry Lake Business Center, Austin, Texas)


         THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 8 day of October, 1999 by and between REIT MANAGEMENT & RESEARCH, INC., a Delaware corporation ("Managing Agent"), and QUARRY LAKE PROPERTIES TRUST, a Maryland real estate investment trust ("Owner").

         WHEREAS, Owner is the owner of certain premises located at 4515 Seton Center Parkway in Austin, Texas, upon which are located a certain office building and parking areas and facilities commonly known as Quarry Lake Business Center (the "Managed Premises"); and

         WHEREAS, Owner desires to retain Managing Agent, and Managing Agent is willing to serve, as managing agent with respect to the Managed Premises, all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Owner and Managing Agent hereby agree as follows

         1. Employment. Subject to the terms and conditions hereinafter set forth, Owner hereby employs Managing Agent with respect to the Managed Premises.

         2. Duties.

                  (a) Managing Agent hereby accepts such employment as managing agent and agrees to devote such time, attention and effort as may be appropriate to operate and manage the Managed Premises in a diligent, orderly and efficient manner. Any or all services may be performed or goods purchased by Managing Agent under arrangements jointly with or for other properties owned or managed by Managing Agent and the costs shall be reasonably apportioned. Managing Agent may employ personnel who are assigned to work exclusively at the Building or partly at the Building and other buildings owned and/or managed by Managing Agent. The properly apportioned costs of such personnel shall be reimbursed by Owner, in addition to the Fee.

                  (b) Without limitation, Managing Agent agrees to perform the following specific duties:

                           (i) To seek  tenants  for  the  Managed  Premises  in
                  accordance with the rental schedule established by Owner and to negotiate leases including renewals thereof and to lease in Owner's name space on a lease form approved by the Owner, only to tenants, at rentals, and for periods of occupancy all as are approved in each case by Owner. To employ appropriate means in order that the availability of rental space is made known to potential tenants, provided, however, that such means shall not include the employment of brokers unless otherwise agreed by Owner. The legal expenses of negotiating such leases and leasing such space shall be approved and paid by Owner.

                           (ii) To collect  all rents and other  income from the
                  Managed Premises and to give receipts therefor, both on behalf of Owner, and deposit such funds in such banks as are named, from time to time, by Owner, in agency accounts for and under the name of Owner. Managing Agent shall be empowered to sign disbursement checks on these accounts.

                           (iii) To make contracts for and to supervise any repairs and/or alterations to the Managed Premises, including tenant improvements and decoration of rental space, as may be approved by Owner.

                           (iv) For the Owner's  account and at its expense,  to
                  hire, supervise and discharge employees as required for the efficient operation and maintenance of the Managed Premises.

                           (v) To obtain, at Owner's expense, appropriate insurance for the Managed Premises protecting Owner and Managing Agent while acting on behalf of Owner against all normally insurable risks relating to the Managed Premises and complying with the requirements of Owner's mortgagee, if any, and, upon approval thereof, to cause the same to be provided and maintained by all tenants with respect to the Managed Premises to the extent required by the terms of such tenants' leases.

                           (vi) To promptly  notify Owner and Owner's  insurance
                  carriers, as required by the applicable policies, of any casualty or injury to person or property at the Managed Premises, and complete customary reports in connection therewith.

                           (vii) To procure  seasonably  all  supplies and other
                  materials necessary for the proper operation of the Managed Premises, at Owner's expense.

                           (viii) To pay promptly  from rental  receipts,  other
                  income derived from the Managed Premises, or other monies made available by Owner for such purpose, all costs incurred in the operation of the Managed Premises which are expenses of Owner hereunder, including wages or other payments for services rendered, invoices for supplies or other items furnished in relation to the Managed Premises, and pay over forthwith the balance of such rental receipts, income and monies to Owner or as Owner shall from time to time direct. (In the event that the sum of the expenses to operate and the compensation due the Managing Agent exceed gross receipts in any month and no excess funds from prior months are available for payment of such

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


                  excess,  Owner shall pay promptly the amount of the deficiency
                  thereof  to  Managing   Agent  upon   receipt  of   statements
                  therefor.)

                           (ix) To advise Owner promptly of any material developments in the operation of the Managed Premises that might affect the profitable operation of the Managed Premises.

                           (x) To  establish,  in Owner's  name and with Owner's
                  approval, reasonable rules and regulations for tenants of the Managed Premises;

                           (xi) At the  direction  of  Owner  and  with  counsel
                  selected by Owner, to institute or defend, as the case may be, any and all legal actions or proceedings (in the name of Owner if necessary) relating to operation of the Managed Premises;

                           (xii) To  maintain  the  books and  records  of Owner
                  reflecting   the  management  and  operation  of  the  Managed
                  Premises, making available for reasonable inspection and examination by Owner or its representatives, all books, records and other financial data relating to the Managed Premises.

                           (xiii) To prepare and deliver  seasonably  to tenants
                  of the Managed Premises such statements of expenses or other information as shall be required on the landlord's part to be delivered to such tenants for computation of rent, additional rent, or any other reason.

                           (xiv) To aid,  assist  and  cooperate  with  Owner in
                  matters relating to taxes and assessments and insurance loss adjustments and notify the Owner of any tax increase or special assessments relating to the Managed Premises.

                           (xv) To provide  such  emergency  services  as may be
                  required for the efficient management and operation of the Managed Premises on a 24-hour basis.

                           (xvi) To enter into contracts for utilities (including, without limitation, water, fuel, electricity and telephone) and for building services (including, without limitation, cleaning of windows, common areas and tenant space, ash, rubbish and garbage hauling, snow plowing, landscaping, carpet cleaning and vermin extermination), and for other services as are appropriate to first class office, retail and medical office space (as applicable).

                           (xvii)   To  seek  the   lowest   competitive   price
                  commensurate with desired quality for all items purchased or services contracted by it under this Agreement.


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


                           (xviii) To take such action generally consistent with
                  the provisions of this Agreement, as Owner might with respect to the Managed Premises if personally present.

         3. Authority. Owner gives to Managing Agent the authority and powers to perform the foregoing duties on behalf of Owner subject, however, to Owner's approval as specified. Owner further authorizes Managing Agent to incur such reasonable expenses, specifically contemplated in Section 2, on behalf of Owner as are necessary in the performance of those duties.

         4. Special Authority of Agent. In addition to, and not in limitation of, the duties and authority of Managing Agent contained herein, Managing Agent shall perform the following duties, but only with Owner's prior approval in each case:

                  (a) Terminate tenancies and sign and serve in the name of Owner such notices therefor as may be required for the proper management of the Managed Premises.

                  (b) With counsel selected by Owner, and at Owner's expense, institute and prosecute actions to evict tenants and recover possession of rental space, and recover rents and other sums due; and when expedient, settle, compromise and release such actions or suits or reinstate such tenancies.

         5. Compensation.

                  (a) In consideration of the services to be rendered by the Managing Agent hereunder, the Owner agrees to pay and the Managing Agent agrees to accept as its sole compensation (i) a management fee (the "Fee") equal to three percent (3%) of the gross collected rents actually received by Owner from the Managed Premises, such gross rents to include all fixed rents, percentage rents, additional rents, operating expense and tax escalations, and any other charges paid to Owner in connection with occupancy of the Managed Premises, but excluding any amounts collected from tenants to reimburse Owner for the cost of capital improvements or for expenses incurred in curing any tenant default or in enforcing any remedy against any tenant; and (ii) a construction supervision fee (the "Construction Fee") in connection with all interior and exterior construction renovation or repair activities at the Managed Premises, including, without limitation, all tenant and capital improvements in, on or about the Managed Premises, undertaken during the term of this Agreement, other than ordinary maintenance and repair, equal to five percent (5%) of the cost of such construction which shall include the costs of all related professional services and the cost of general conditions.

                  (b) The Fee shall be due and payable monthly, in arrears based on a reasonable annual estimate or budget with an annual reconciliation within thirty (30) days after the end

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


         of such calendar year. The Construction Fee shall be due and payable periodically, as agreed by Managing Agent and Owner, based on actual costs incurred to date.

                  (c) Notwithstanding anything herein to the contrary, Owner shall reimburse Managing Agent for reasonable travel explenses incurred when traveling to and from the Managed Premises while performing its duties in accordance with this Agreement; provided, however, that, reasonable travel expenses shall not include expenses incurred for travel to and from the Managed Premises by personnel assigned to work exclusively at the Managed Premises.

                  (d) Managing Agent shall also receive the amount of any lump sum reimburseables paid by tenants of the Managed Premises to the extent amounts paid exceed costs incurred by Owner for work performed with respect thereto.

                  (e) Managing Agent shall be entitled to no other additional compensation, whether in the form of commission, bonus or the like for its services under this Agreement. Except as otherwise specifically provided herein with respect to payment by Owner of legal fees, accounting fees, salaries, wages, fees and charges of parties hired by the Managing Agent on behalf of Owner to perform operating and maintenance functions in the Managed Premises, and the like, if Managing Agent hires third parties to perform services required to be performed hereunder by Managing Agent without additional charge to Owner, Managing Agent shall (except to the extent the same are reasonably attributable to an emergency at the Managed Premises) be responsible for the charges of such third parties.

         6. Contracts. Managing Agent shall not, without the prior consent of Owner, enter into any contracts on behalf of Owner which extend beyond the then current term of this Agreement.

         7. Term of Agreement. The term of this Agreement shall begin on the date hereof and, unless sooner terminated as herein provided, shall end on that date which is thirty (30) days following written notice of termination given by either Owner or Managing Agent to the other.

         8. Termination or Expiration. Upon termination or expiration of this Agreement for any reason whatsoever, Managing Agent shall promptly turn over to Owner all books, papers, funds, records, keys and other items relating to the management and operation of the Managed Premises, including, without limitation, all leases in the possession of the Managing Agent and shall render to Owner a final accounting through the date of termination.

         9. Assignment of Rights and Obligations.

                  (a) Without Owner's prior written consent, Managing Agent shall not sell, transfer, assign or otherwise dispose of or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its rights and obligations hereunder, and any

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


         transfer, encumbrance or other disposition of an interest herein made or attempted in violation of this paragraph shall be void and ineffective, and shall not be binding upon Owner.

                  (b) Owner, without Managing Agent's consent, may assign its rights and obligations hereunder to any mortgagee with respect to, or successor owner of, the Managed Premises, but not otherwise.

                  (c) Consistent with the foregoing paragraphs (a) and (b), the terms "Owner" and "Managing Agent" as used in this Agreement shall mean the original parties hereto and their respective mortgagees, successors, assigns, heirs and legal representatives.

         10. Termination for Cause. Either party (the "Non- Defaulting Party") may terminate this Agreement at any time in the event that the other party ("Defaulting Party") shall fail to keep, observe or perform any covenant, agreement, term or provision of this Agreement to be kept, observed or performed by such Defaulting Party, and such default shall continue for a period of seven
(7) days after written notice thereof from the Non-Defaulting Party, or if such default is not of a monetary nature and cannot be cured within seven (7) days then such additional period as shall be reasonable provided that Defaulting Party is proceeding diligently to cure such default.

         11. Termination for Insolvency. Either party may terminate this Agreement by giving written notice to the other party if the other party:

                  (a) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking arrangement, composition, readjustment, or similar relief under the present or any future bankruptcy act or any other present or future applicable federal or state law relative to bankruptcy, insolvency or other relief for debtors; or

                  (b) consents to an involuntary petition seeking arrangement, composition, readjustment, liquidation or similar relief under the present of any future federal bankruptcy act or any other federal or state law relative to bankruptcy, insolvency or other relief for debtors or fails to vacate within sixty (60) days from the date of entry thereof any order approving such involuntary petition; or

                  (c) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

         12. Fidelity Bond. Owner, at Owner's expense, may require that employees of Managing Agent who handle or are responsible for Owner's money to be bonded by a fidelity bond in an amount sufficient in Owner's determination to cover any loss which may occur in the management and operation of the Managed Premises.

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


         13.      Indemnification.

                  (a) Owner agrees to defend, indemnify and hold harmless Managing Agent from and against all costs, claims, expenses and liabilities (including reasonable attorneys' fees) arising out of Managing Agent's performance of its duties in accordance with this Agreement including, without limitation, injury or damage to persons or property occurring in, on or about the Managed Premises and violations or alleged violations of any law, ordinance, regulation or order of any governmental authority regarding the Managed Premises except any injury, damage or violation resulting from Managing Agent's default hereunder, or from Managing Agent's fraud, gross negligence or willful misconduct in the performance of its duties hereunder.

                  (b) Owner agrees that required insurance shall include, at Owner's expense, public liability and workmen's compensation insurance upon the following terms and conditions:

                           (i) policies shall be so written as to protect the Agent in the manner and to the same extent as the Owner.

                           (ii) Workmen's compensation policies shall be written
                  to conform to Massachusetts statutory coverage requirements, and shall include employee liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000).

                           (iii) The public liability insurance shall be written
                  in limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and Five Hundred Thousand ($500,000) Dollars per occurrence for property damage.

                           (iv) Such public  liability  insurance  shall include
                  the standard extensions of liability coverage as may be mutually agreed upon from time to time, and shall name both parties and their respective employees as additional insureds.

         14. Notices. Whenever notice is to be sent pursuant to this Agreement to either party to this Agreement, it is expressly understood that same shall be sent postage prepaid, certified mail, return receipt requested to either party at 400 Centre Street, Newton, Massachusetts 02458, or to any such address that either party may hereinafter designate.

         15. Limitation of Liability. No partner of Owner or Managing Agent shall be personally liable hereunder, all such liability being limited in the case of Owner to the interest of Owner in the Managed Premises and in the case of Managing Agent, to its interest hereunder.

         16. Modification of Agreement. This Agreement may not be modified, altered or amended in manner except by an amendment in writing, duly executed by the parties hereto.


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

         17. Independent Contractor. This Agreement is not one of general agency by Managing Agent for Owner, but one with Managing Agent engaged as an independent contractor. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or other similar relationship between Owner and Managing Agent for any purposes whatsoever.

         18. Law Governing. This Agreement shall be governed by and in accordance with the laws of The Commonwealth of Massachusetts.

         19. Nature of Owner's Obligations. THE DECLARATION OF TRUST ESTABLISHING OWNER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "QUARRY LAKE PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OWNER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OWNER. MANAGING AGENT AND ALL OTHER PERSONS DEALING WITH OWNER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF OWNER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION, AND NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OWNER SHALL HAVE ANY LIABILITY HEREUNDER OR OTHERWISE FOR ANY ACT OR OBLIGATION OF OWNER.

         Executed as a sealed instrument.



                                          MANAGING AGENT:

                                          REIT MANAGEMENT & RESEARCH, INC.


                                          By: /s/ David M. Lepore
                                          Name:  David M. Lepore
                                          Title: Vice President


                                          OWNER:

                                          QUARRY LAKE PROPERTIES TRUST


                                          By: /s/ John A. Mannix
                                          Name:  John A. Mannix
                                          Title: President

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                                      S-10

                               SCHEDULE TO EXHIBIT 10.6



         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Management Agreements, which are substantially identical in all material respects to the Management Agreement for property located at 4515 Seton Center Parkway, Austin, Texas, are omitted. The following list sets forth the material differences in the property name, street address, date of the Management Agreement, and owner from the Management Agreement filed herewith:


                                      Street Address of
         Property Name                     Property                    Date                       Owner
-----------------------------------------------------------------------------------------------------------------

Rosedale Corporate Plaza         812 San Antonio Street          December 1, 1999     Rosedale Properties Limited
                                 Austin Texas                                         Liability Company

Park at San Antonio              Unit 1 at 2685 Long Lake         August 18, 1999     Park San Antonio Properties
                                 Road, Unit 2 at 2675 Long                            Trust
                                 Lake Road, Unit 3 at 2665
                                 Long Lake Road, Unit 4 at
                                 2655 Long Lake Road, and
                                 Unit 5 at 2645 Long Lake
                                 Road in Rosedale, Minnesoata


In addition, the Management Agreement for the Rosedale Corporate Plaza does not have a Section 19.

In addition, the Management Agreement for the Park at San Antonio Company does not have a Section 2(c).